CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 2000 with respect to the financial statements of American Enterprise Life Insurance Company, included in
Post-Effective Amendment No. 1 to the Registration Statement (Form S-6, No. 333-84121) and related Prospectus for the registration of the American Express Signature Variable Universal Life Insurance Policies (SIG-VUL) to be offered by American Enterprise Life Insurance Company.

                                                       /s/  Ernst & Young LLP

      ERNST & YOUNG LLP
      Minneapolis, Minnesota
      April 24, 2000